SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of November 22, 2002, by and among RAM Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture), and Bank of New York, successor to United States Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee heretofore entered into a certain Indenture dated as of February 24, 1998 (as supplemented by the Supplemental Indenture dated February 24, 1998, the “Indenture”) governing the Company’s 11-½% Senior Notes due 2008 (the “Notes”); and

WHEREAS, in accordance with Section 9.2 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least 66-2/3% in principal amount of the Notes outstanding; and

WHEREAS, the Company and the Subsidiary Guarantors have provided to the Trustee written consents (the “Consents”) from the Holders of at least 66-2/3% in aggregate principal amount of the Notes to amend the Indenture and the Notes in the manner described below; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Certain Terms Defined in the Indenture.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

2.            Amendment to the Indenture.  Subject to Section 6 hereof, the Indenture is hereby amended as follows:

a.	The penultimate sentence in Section 4.3(a) of the Indenture is hereby deleted in its entirety.
b.

Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.1, of the Indenture are hereby deleted in their entirety and all references to such Sections elsewhere in the Indenture are hereby deleted.

c.	Clauses (iii), (v) and (vi) of Section 6.1 of the Indenture hereby are deleted in their entirety and all references to such clauses elsewhere in the Indenture are hereby deleted.

d.	All references to “any Subsidiary Guarantor” in clauses (viii) and (ix) of Section 6.1 of the Indenture are hereby deleted.

3.     Amendments to the Notes. The Notes shall be amended to conform with the amendments to the Indenture provided at Section 2 above and in accordance with the terms of the Consents.

4.     Effectiveness.  This Second Supplemental Indenture shall be effective as of the date first written above.

5.     Governing Law.  The laws of the State of New York shall govern this Second Supplemental Indenture.

6.     Counterparts.  This Second Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.     Ratification.  Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended and supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Subsidiary Guarantors and the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

“COMPANY”

RAM ENERGY, INC.,

a Delaware corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

“SUBSIDIARY GUARANTORS”

RB OPERATING COMPANY,

a Delaware corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

RLP GULF STATES, L.L.C., an Oklahoma limited liability company

By: RAM Energy, Inc.

a Delaware corporation

By: /s/ Larry E. Lee
Larry E. Lee, President

GREAT PLAINS PIPELINE COMPANY

(formerly Magic Circle Energy Corporation)

a Delaware corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

CARMEN DEVELOPMENT CORPORATION,

an Oklahoma corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

MAGIC CIRCLE ACQUISITION CORPORATION,

an	Oklahoma corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

CARMEN FIELD LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By: Carmen Development Corporation

an Oklahoma corporation

By: /s/ Larry E. Lee
Larry E. Lee, President

“TRUSTEE”

BANK OF NEW YORK, as successor to

United States Trust Company of New York.

By:

Name:

Title: